Exhibit 10.94

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, Virginia 20171

April 28, 2009

Mr. Alok Singh

Managing Director

New Mountain Capital, LLC

787 Seventh Avenue

49th Floor

New York, New York 10019

Dear Mr. Singh:

We refer to the Shareholders’ Agreement (the “Shareholder’s Agreement”), dated as of April 22, 2005, as amended, among Deltek Systems, Inc., a Virginia corporation (the “Company” or “Deltek”), the persons listed on the signature pages thereto under the heading “Employees” and under the heading “deLaski Shareholder”, The Onae Trust, and New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P (collectively, the “New Mountain Funds,”). Capitalized terms used in this letter agreement and not defined shall have the meanings ascribed to them in the Shareholder’s Agreement.

The parties to this letter agreement hereby agree that, for purposes of the Shareholder’s Agreement, the definitions of “Capital Stock” and “Common Stock” each as set forth in Sections 1.11 and 1.16 of the Shareholder’s Agreement shall not include any shares of Common Stock issuable upon exercise of the Company’s non-transferable subscription rights to be distributed in connection with the Company’s rights offering, as described in the Company’s Registration Statement on Form S-3 (File No. 333-158388) filed with the SEC on April 3, 2009, as amended or supplemented.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

Please confirm our mutual agreement by signing this letter in the space provided below.

Very truly yours, DELTEK, INC.

By:	/s/ David Schwiesow
Name:	David Schwiesow
Title:	Senior Vice President and General Counsel

Acknowledged and Agreed: NEW MOUNTAIN CAPITAL, LLC

By:	/s/ Alok Singh
Name:	Alok Singh
Title:	Managing Director